UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2015

The Sherwin-Williams Company

(Exact Name of Registrant as Specified in Charter)

Ohio	1-04851	34-0526850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 West Prospect Avenue Cleveland, Ohio	44115
(Address of Principal Executive Offices)	(Zip Code)

(216) 566-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 16, 2015, The Sherwin-Williams Company (“Sherwin-Williams”), Sherwin-Williams Canada Inc. (“SW Canada”), Sherwin-Williams Luxembourg S.à r.l. (“SW Luxembourg”) and Sherwin-Williams UK Holding Limited (“SW UK,” and together with Sherwin-Williams, SW Canada and SW Luxembourg, the “Borrowers”) entered into a new five-year $1.35 billion Credit Agreement (the “New Credit Agreement”) with a syndicate of lenders, including Bank of America, N.A., acting as domestic administrative agent (the “Domestic Administrative Agent”), Bank of America, National Association, acting as Canadian administrative agent (the “Canadian Administrative Agent,” and together with the Domestic Administrative Agent, the “Administrative Agents”), Wells Fargo Bank, National Association, acting as syndication agent, and JPMorgan Chase Bank, N.A., Citibank, N.A. and U.S. Bank National Association, acting as co-documentation agents. The New Credit Agreement provides that the Borrowers may increase the size of the facility, subject to the discretion of each lender to participate in such increase, up to an additional amount of $500 million. The New Credit Agreement will mature on July 16, 2020, and provides Sherwin-Williams with the right to request that the lenders extend the maturity date for two additional periods of one year each. The New Credit Agreement may be used for general corporate purposes, including to finance working capital requirements.

The New Credit Agreement replaces (i) Sherwin-Williams’ existing five-year $1.05 billion Credit Agreement, dated July 8, 2011 (the “Sherwin-Williams Prior Credit Agreement”) with a syndicate of lenders, including Bank of America, N.A., acting as administrative agent, Wells Fargo Bank, N.A., acting as syndication agent, and JPMorgan Chase Bank, N.A. and Citibank, N.A., acting as co-documentation agents; (ii) SW Canada’s existing five-year CAD 75 million Credit Agreement, dated June 29, 2012 (the “SW Canada Prior Credit Agreement”) with Sherwin-Williams, as guarantor, and a syndicate of lenders, including KeyBank National Association, acting as joint lead arranger, sole bookrunner and administrative agent, and PNC Bank, National Association, acting as joint lead arranger and syndication agent; and (iii) SW Luxembourg’s existing five-year €95 million Credit Agreement, dated September 19, 2012 (the “SW Luxembourg Existing Credit Agreement,” and together with the Sherwin-Williams Prior Credit Agreement and the SW Canada Prior Credit Agreement, the “Existing Credit Agreements”) with Sherwin-Williams, as guarantor, and a syndicate of lenders, including J.P. Morgan Europe Limited, acting as administrative agent and L/C issuer, J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and HSBC Securities (USA) Inc., acting as joint lead arrangers and bookrunners, and Citigroup Global Markets Inc. and HSBC Securities (USA) Inc., acting as syndication agents. The Existing Credit Agreements were terminated effective July 16, 2015.

The New Credit Agreement contains representations, warranties, covenants and events of default substantially the same as those contained in the Sherwin-Williams Prior Credit Agreement. The New Credit Agreement contains customary events of default, including, but not limited to, payment defaults, breaches of representations and warranties, noncompliance with covenants and bankruptcy related events. If certain of these or other events of default occur, the Administrative Agents may decide to, or lenders with a majority of the outstanding loans or commitments may require the Administrative Agents to, accelerate amounts due under the New Credit Agreement. The New Credit Agreement also contains a financial covenant that provides that Sherwin-Williams’ consolidated leverage ratio (total indebtedness to EBITDA) may not exceed 3.50 to 1.00.

Certain of the lenders, as well as certain of their respective affiliates, have performed and may in the future perform for Sherwin-Williams and its subsidiaries, various commercial banking, investment banking, lending, underwriting, trust services, financial advisory and other financial services, for which they have received and may in the future receive customary fees and expenses.

The foregoing description of the New Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New Credit Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Effective July 16, 2015, the Existing Credit Agreements were terminated, and all outstanding borrowings at the time of their respective terminations were paid off. The information described in Item 1.01 above relating to the New Credit Agreement and the Existing Credit Agreements is incorporated herein by reference into this Item 1.02 of this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 above relating to the New Credit Agreement is incorporated herein by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2015, the Board of Directors of Sherwin-Williams (the “Board”) increased the size of the Board from ten to eleven members and elected Steven H. Wunning to fill the resulting vacancy effective immediately. Mr. Wunning, 64, previously served as Group President, Resource Industries Group of Caterpillar Inc. until his retirement in February 2015. In addition, Mr. Wunning was appointed to the Compensation and Management Development Committee of the Board. A copy of Sherwin Williams’ press release announcing Mr. Wunning’s election is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Board has determined that Mr. Wunning is independent under the New York Stock Exchange listing standards and Sherwin-Williams’ Director Independence Standards. There was no arrangement or understanding between Mr. Wunning and any other persons pursuant to which Mr. Wunning was selected as a director, and there are no related party transactions involving Mr. Wunning that are reportable under Item 404(a) of Regulation S-K.

On July 15, 2015, Mr. Wunning received a grant of 441 restricted stock units under The Sherwin-Williams Company 2006 Stock Plan for Nonemployee Directors (Amended and Restated as of February 17, 2015). The restricted stock units will vest in annual increments of one-third of the units granted over a period of three years. Mr. Wunning will participate in Sherwin-Williams’ standard director compensation program for nonemployee directors, which is described on page 20 of Sherwin-Williams’ Proxy Statement for its Annual Meeting of Shareholders held on April 15, 2015.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Exhibit Description

4.1	Credit Agreement, dated as of July 16, 2015, by and among The Sherwin-Williams Company, Sherwin-Williams Canada Inc., Sherwin-Williams Luxembourg S.à r.l. and Sherwin-Williams UK Holding Limited, as borrowers, the lenders party thereto, Bank of America, N.A., as domestic administrative agent, Bank of America, National Association, as Canadian administrative agent, JPMorgan Chase Bank, N.A., Citibank, N.A. and U.S. Bank National Association, as co-documentation agents, and Wells Fargo Bank, National Association, as syndication agent.

99.1	Press Release of The Sherwin-Williams Company, dated July 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHERWIN-WILLIAMS COMPANY

July 20, 2015	By:	/s/ Catherine M. Kilbane
Catherine M. Kilbane
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	Credit Agreement, dated as of July 16, 2015, by and among The Sherwin-Williams Company, Sherwin-Williams Canada Inc., Sherwin-Williams Luxembourg S.à r.l. and Sherwin-Williams UK Holding Limited, as borrowers, the lenders party thereto, Bank of America, N.A., as domestic administrative agent, Bank of America, National Association, as Canadian administrative agent, JPMorgan Chase Bank, N.A., Citibank, N.A. and U.S. Bank National Association, as co-documentation agents, and Wells Fargo Bank, National Association, as syndication agent.

99.1	Press Release of The Sherwin-Williams Company, dated July 15, 2015.